UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) We amended our Amended and Restated Bylaws (“Bylaws”) effective March 7, 2008. The changes affect Article V of our bylaws filed as Exhibit 3.2 hereto, and (i) reflect our eligibility for entry into the Depositary Trust Company’s direct registration system implemented following rules adopted by the SEC in August 2007 and (ii) will allow stockholders to hold interests in uncertificated shares. Additionally, our Board of Directors approved the amendment and restatement of our bylaws to make certain other changes to the bylaws as the directors deemed necessary, appropriate or desirable. For the full text of the Amended and Restated Bylaws please see the attached exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of Virage Logic Corporation, as amended and restated on March 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date:	March 13, 2008	By:	/s/ Christine Russell
Christine Russell Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

3.2	Amended and Restated Bylaws of Virage Logic Corporation, as amended and restated on March 7, 2008.